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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE COMMISSION

       Date of Report (Date of earliest event reported): NOVEMBER 13, 2002

                        WORKGROUP TECHNOLOGY CORPORATION
             (Exact name of Registrant as specified in its charter)

              ONE BURLINGTON WOODS DRIVE, BURLINGTON, MASSACHUSETTS
                    (Address of principal executive offices)

                                      01803
                                   (Zip Code)

                                 (781) 270-2600
               Registrant's telephone number, including area code

           DELAWARE                      0-27798                      04-3153644
State or other Jurisdiction of      (Commission File     (IRS Employer Identification No.)
       Incorporation                     Number)




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ITEM 5. OTHER EVENTS

     On November 13, 2002, Workgroup Technology Corporation, a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with SofTech, Inc., a Massachusetts corporation ("SofTech"), and SofTech Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of SofTech ("Purchaser"), which provides for, among other things, (i) the commencement by Purchaser of a cash tender offer for all of the outstanding shares of common stock, par value $.01 per share, of the Company, at a purchase price of $2.00 per share, net to the seller in cash, without interest (the "Offer"); and (ii) following the completion of the Offer, the merger of Purchaser with and into the Company (the "Merger"), with the Company surviving as a wholly-owned subsidiary of SofTech. The tender offer, which is expected to be completed before year end, is subject to customary conditions. The offer will be followed by a back-end merger of the SofTech subsidiary with and into the Company on the same terms as those in the Offer and is subject to customary closing conditions. A copy of the Merger Agreement is attached hereto as Exhibit 2.1

     In connection with the Merger Agreement certain stockholders of the Company have entered into an agreement (the "Stockholders Agreement") with SofTech pursuant to which such stockholders have agreed to tender their shares in the tender offer and/or vote in favor of the SofTech acquisition. Such stockholders, together with SofTech and its affiliate, hold approximately 56% of the outstanding shares of the Company. The form of the Stockholders Agreement is attached hereto as Exhibit 99.1.

     On November 13, 2002 the Company issued a press release announcing the execution of the Merger Agreement and the transactions contemplated thereby. A copy of that press release is attached as Exhibit 99.2 to this document and is hereby incorporated by reference.

     The foregoing descriptions of the Merger Agreement, the Stockholder Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the Stockholder Agreement, both of which are filed herewith as Exhibits 2.1 and 99.1 and incorporated herein by reference.

     At the time SofTech commences a tender offer, SofTech will file with the U.S. Securities and Exchange Commission (the "SEC") a tender offer statement and the Company will file with the SEC a solicitation/recommendation statement in response to that tender offer. Those documents will contain important information and security holders of the Company are advised to carefully read those documents (when they become available) before making any decision with respect to the tender offer. The offer to purchase and other offer documents included in the tender offer statement, as well as the solicitation/recommendation statement, will be made available to all shareholders of the Company at no expense to them. Security holders may obtain a free copy of the solicitation/recommendation statement (when available) and other documents filed by the Company or SofTech with the SEC at the SEC's Web site at http://www.sec.gov.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

     EXHIBIT NO.    DESCRIPTION
     -----------    ------------

         2.1 Agreement and Plan of Merger dated as of November 13, 2002 by and among Workgroup Technology Corporation, SofTech, Inc. and SofTech Acquisition Corp.

         99.1 Stockholders Agreement, dated as of November 13, 2002, by and among SofTech, Inc., SofTech Acquisition Corp. and certain stockholders of Workgroup Technology Corporation set forth in Schedule 1 thereto.

         99.2 Press Release of Workgroup Technology Corporation dated November 13, 2002.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  WORKGROUP TECHNOLOGY CORPORATION


November 14, 2002                 By: /s/ Patrick H. Kareiva
                                     -------------------------------------------
                                     Patrick H. Kareiva
                                     President, Chief Executive Officer, Chief
                                     Financial Officer, Treasurer and Secretary






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                                  EXHIBIT INDEX

EXHIBIT NO.                               EXHIBIT
-----------                               --------

   2.1 Agreement and Plan of Merger dated as of November 13, 2002 by and among Workgroup Technology Corporation, SofTech, Inc. and SofTech Acquisition Corp.

  99.1 Stockholders Agreement, dated as of November 13, 2002, by and among SofTech, Inc., SofTech Acquisition Corp. and certain stockholders of Workgroup Technology Corporation set forth in Schedule 1 thereto.

  99.2              Press Release of Workgroup Technology Corporation dated
                    November 13, 2002.